UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 21, 2021 (September 15, 2021)

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.004 per share	LAUR	The NASDAQ Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

   ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2021, the Compensation Committee of the Board of Directors of Laureate Education, Inc. (the “Company”) recommended and the Board of Directors of the Company approved the payment of discretionary special achievement bonuses to the following executive officers in recognition of their significant contributions to the Company’s strategic review process during 2021:  Eilif Serck-Hanssen, President and Chief Executive Officer – $2,000,000; Richard M. Buskirk, Senior Vice President and Chief Financial Officer – $666,667; and Richard H. Sinkfield III, Chief Legal Officer and Chief Ethics & Compliance Officer – $666,667.

Item 8.01        Other Events.

On September 21, 2021, the Company announced that, in connection with the Company's recently announced special cash distribution of $7.01 per share (the “Distribution”), Nasdaq has determined that the Company’s Class A common stock will trade with "due bills" representing an assignment of the right to receive the Distribution during the period from October 5, 2021 through and including October 29, 2021 (the “Due Bill Period”).

As previously announced, the special cash distribution equal to $7.01 per share of the Company's Class A common stock and Class B common stock is scheduled to be paid on October 29, 2021 to each stockholder of record on October 6, 2021.

Because the payment of the Distribution represents more than 25% of the stock price on the declaration date, Nasdaq has determined that the Company’s shares will trade with “due bills” representing an assignment of the right to receive the Distribution during the Due Bill Period. The shares will not trade ex-dividend until November 1, 2021, the first business day after the payment date. Stockholders who sell their shares during the Due Bill Period will not be entitled to receive the Distribution. Due bills obligate a seller of shares to deliver the Distribution payable on such shares to the buyer. The due bill obligations are settled customarily between the brokers representing the buyers and sellers of the shares. The Company has no obligation for either the amount of the due bill or the processing of the due bill. Buyers and sellers of the Company’s shares should consult their broker before trading to be sure they understand the effect of Nasdaq’s due bill procedures.

On September 21, 2021, the Company issued a press release regarding Nasdaq’s determination that the Company’s shares will trade with due bills during the Due Bill Period. A copy of this press release is furnished herewith as Exhibit 99.1.

Forward-Looking Statements

This Current Report on Form 8-K may include certain disclosures which contain “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or similar expressions that concern our strategy, plans or intentions. In particular, statements regarding the impact of the Distribution and the amount, timing, process, tax treatment and impact of any future special distributions under the Plan represent forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from our expectations are disclosed in our Annual Report on Form 10-K filed with the SEC on February 25, 2021, our Quarterly Reports on Form 10-Q filed and to be filed with the SEC and other filings made with the SEC.

Item 9.01	Financial Statements and Exhibits

99.1	Press Release, dated September 21, 2021, of Laureate Education, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Leslie S. Brush
Name:	Leslie S. Brush
Title:	Vice President, Assistant General Counsel and Secretary

Date: September 21, 2021